HOLTZ RUBENSTEIN & CO., LLP
Certified Public Accountants
Business Advisers



September 28, 1999


Mr. Michael Nafash
Mark Solutions, Inc.
1515 Broad Street
Bloomfield, NJ  07003

Re:  Form 10-K
     ---------

Dear Mr. Nafash:

As of September 28, 1999, we are not in a position to issue our auditors' report on the consolidated financial statements of Mark Solutions, Inc. and Subsidiaries as of and for the year ended June 30, 1999, since we have not received the audited financial statements of the Company's UK subsidiary.


Sincerely,



/s/ Howard Weiner
Howard Weiner
Partner of the Firm
HW:cec









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